UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 28, 2004
(May 28, 2004)

STORAGE TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-7534	84-0593263
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StorageTek Drive, Louisville, Colorado 80028-4309
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (303) 673-5151

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   Other Events and Regulation FD Disclosure

Storage Technology Corporation's Annual Meeting of Stockholders (the Annual Meeting) was held on May 20, 2004. A total of 101,973,111 shares of common stock, par value $0.10 per share (the Common Stock), were present at the Annual Meeting, either in person or by proxy, constituting a quorum. The matters voted upon at the Annual Meeting by the stockholders consisted of the four proposals set forth in our definitive Proxy Statement, dated April 12, 2004.

The first proposal related to the election of seven persons to serve on our Board of Directors. The Board’s nominees were each elected and received, respectively, the following votes:

Director	For	Withheld
James R. Adams	97,487,609	4,485,502
Charles E. Foster	97,818,473	4,154,638
Mercedes Johnson	98,212,148	3,760,963
William T. Kerr	97,801,839	4,171,272
Robert E. Lee	97,033,192	4,939,919
Patrick J. Martin	98,978,537	2,994,574
Judy C. Odom	98,211,857	3,761,254

The second proposal related to approval of our 2004 Long Term Incentive Plan. The third proposal related to approval of our 2004 Performance-Based Incentive Bonus Plan. These two proposals were approved as detailed below.

The fourth proposal was a stockholder proposal regarding cumulative voting. This proposal was rejected as detailed below.

Proposal	For	Against	Abstentions	Broker Non-Votes
Proposal 2	66,490,308	24,806,407	146,165	10,530,231

Proposal 3	87,118,028	4,183,156	142,588	10,529,339

Proposal 4	39,711,152	44,369,191	7,362,562	10,530,206

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2004	Storage Technology Corporation By: /s/ Thomas G. Arnold —————————————— Vice President, Corporate Controller

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